Exhibit 10.11

TECHNOLOGY LICENSE AGREEMENT

by and Between

ABLATION TECHNOLOGIES LLC,

a Wyoming limited liability company

and

BLACK RANGE MINERAL ABLATION HOLDINGS INC.

a Colorado corporation

LIST OF EXHIBITS attached hereto and made a part hereof:

Exhibit A       AT Patents

i

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (this “Agreement”), dated as of March 17, 2015 (“Effective Date”), is by and between Ablation Technologies, LLC, a Wyoming limited liability company (“AT”), having a business address at PO Box 3023, Casper, WY 82602, and Black Range Minerals Ablation Holdings Inc., a Colorado corporation (“BRMA”), having a business address at 110 North Rubey Drive, Suite 201, Golden, CO 80403. AT and BRMA are sometimes referred to collectively as the “Parties” or individually as a “Party.”

RECITALS

A.       AT owns technology concerning utilization of the Ablation Process (as defined herein) to process minerals to recover mineral concentrates for further concentration and treatment, and has applied for and received patents covering portions of its technology.

B.       AT’s Ablation Process technology consists of both patented and unpatented technology; and the Parties acknowledge that both types of technology (i) are required to design and construct equipment and facilities to recover Uranium Minerals and Minerals (as defined herein) using the Ablation Process, (ii) have independent economic value, and (iii) contribute to the value of the processes.

C.       AT and BRMA were the Members of Mineral Ablation, LLC, a Wyoming limited liability company (“MA”), which was governed by the Limited Liability Company Operating Agreement of Mineral Ablation, dated as of January 16, 2013, but effective as of July 3, 2012 (“LLC Agreement”). Pursuant to the LLC Agreement, BRMA provided funding to MA for the development of the AT Technology (as defined herein) and the development and purchase of certain real property, plant and equipment.

D.       AT and BRMA are parties to a Termination and Liquidation Agreement dated March 17, 2015. This Agreement is executed pursuant to Section 3 of the Termination and Liquidation Agreement. AT acknowledges receipt of adequate consideration for the royalty-free license granted under this Agreement.

E.       AT, pursuant to this Agreement, intends to grant to BRMA a license of its AT Technology (as defined herein) as it relates to Uranium Minerals and Minerals, while reserving to itself the same rights relating to use of its AT Technology as are granted to BRMA.

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AGREEMENT

In consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.        Definitions. For purposes of this Agreement and all exhibits attached hereto, the following terms shall have the meanings set forth below:

“Ablation Process” means a process and technology for ablation, turbulent flow elutriation, and secondary separation of target Uranium Minerals and/or Minerals developed by AT and generally described in the Ablation Process Patent Applications. The ablation process can be used to disassociate the fractions of a heterogeneous material from each other. Performing this separation makes it possible to isolate any fraction of this material using that fraction's physical characteristics. To accomplish this, the material being ablated is combined with water or any other fluid to form a slurry. This slurry is pumped through opposingly oriented injection nozzles which create multiple high velocity slurry streams that collide to create a very high energy impact zone. The energies in this zone separate the fractions of the heterogeneous material from each other, leaving each fraction as discrete but independent components of the output slurry stream that can be isolated based upon a particular fraction's unique physical characteristics. Turbulent flow elutriation is a method and technology that can be used to separate a heavy fraction from the lighter fractions of a composite material consisting of similarly sized discrete particles, such as an ablated ore. The turbulent flow elutriation system consists of a vertical column of water into which water is continuously introduced along the column wall. This is done to minimize the effect of a boundary layer within the column, and to keep the water within the column in the turbulent, rather than laminar, regime. Continuously introducing water results in an average vertical flow rate that can be controlled by adjusting the rate at which water is introduced into the column. The vertical flow rate within the column can be set so as to allow only particles of a certain specific gravity to settle through the column, while particles with a lower specific gravity will be floated out of the column. The key advantage of this system is that it operates in the turbulent regime, which minimizes the boundary layer effect, creates a very uniform velocity profile across the column, and makes the system scalable to production volumes.

"Affiliate" of a Party means (a) any Person directly or indirectly owning, controlling, or holding with power to vote, fifty percent (50%) or more of the outstanding voting securities, membership interests, or partnership interests of a Party; and (b) any Person other than a natural Person whose outstanding voting securities, membership interests, partnership interests or other equity interests are directly or indirectly owned, controlled, or held with power to vote by the Party or a Person described in (a). For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust, or otherwise.

“AT Confidential Information” means technical, financial and business information concerning the AT Technology disclosed by AT to BRMA, or otherwise made available to BRMA by AT, during the term of this Agreement.

“AT Patents” means (i) each and every patent and patent application listed in Exhibit A hereto, (ii) each and every patent and patent application now existing or hereafter filed anywhere in the world claiming priority, directly or indirectly, to any patent or patent application listed in Exhibit A, (iii) each and every patent and patent application now existing or hereafter filed anywhere in the world claiming priority to any patent or patent application to which any patent or patent application listed in Exhibit A directly or indirectly claims priority.

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“AT Technology” means (i) technology now or hereafter owned or controlled by AT or Affiliates of AT within the scope of the claims of the AT Patents, (ii) all proprietary and confidential know-how and information owned or controlled by AT or its Affiliates relating to the AT Patents and the Ablation Process, and (iii) all trade secrets, know-how, concepts, ideas or technology, whether or not patentable, conceived, developed or reduced to practice by AT, its employees and consultants.

“BRMA Confidential Information” means all technical, financial and business information concerning the AT Technology disclosed by BRMA to AT or otherwise made available to AT by BRMA during the term of this Agreement.

“Confidential Information” means BRMA Confidential Information or AT Confidential Information, as the case may be.

“Effective Date” has the meaning as provided in the Preamble of this Agreement.

“Improvement” means a technical change to the AT Technology, including modifications, improvements, enhancements and adaptations of AT Technology occurring before the Effective Date.

“Minerals” means any base, precious or industrial minerals, examples of which include gold, silver, platinum, palladium, lead, zinc, nickel, copper, iron, sulfur, coal, titanium, zircon, ilmenite, manganese, uranium, vanadium and molybdenum. It expressly excludes oil and gas.

“Person” means a natural person, corporation, joint venture, partnership, limited partnership, limited liability company, trust, estate, business trust, association, governmental authority, or any other entity.

“Third Party” means any Person or entity other than AT or BRMA.

“Uranium Minerals” means uranium bearing minerals and associated or co-product minerals, where uranium is the dominant mineral being extracted. “Associated or co-product minerals” include all minerals, chemicals and metals of commercial value, other than uranium bearing minerals, that are recovered by the application of AT Technology. Without limitation, examples of associated or co-product minerals include molybdenum, copper, and vanadium.

2.         License Grants.

2.1       Patent License. Subject to the terms and conditions of this Agreement, AT hereby grants to BRMA, the right and license (subject to AT’s retained rights under paragraph 2.3) to use that portion of the Ablation Process that is covered by any AT Patent and Improvements thereto to design, develop, construct, expand, modify, enhance and improve equipment and facilities for recovery of Uranium Minerals and Minerals; to market and promote the use of such portion of the AT Technology and to enter into agreements with Third Parties (including affiliates of BRMA) for the use and application of the portion of Ablation Process that is covered by any AT Patent for recovery of Uranium Minerals and Minerals. The right and license granted under this Agreement shall be for a period of twenty-five (25) years and irrevocable and shall apply worldwide and cannot be sold or assigned by BRMA.

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2.2       Non-Patented Technical Information License. Subject to the terms and conditions of this Agreement, AT hereby grants to BRMA, the right and license (subject to AT’s retained rights under paragraph 2.3) to use the AT Technology (other than that portion of the Ablation Process covered by the AT Patents) and Improvements thereto to design, develop, construct, expand, modify, enhance and improve equipment and facilities for recovery of Uranium Minerals and Minerals; to market and promote the use of the AT Technology; and to enter into agreements with Third Parties (including any Affiliates of BRMA) for the use and application of the AT Technology. The right and license granted under this Paragraph shall be for a period of twenty five (25) years and irrevocable and shall apply worldwide and cannot be sold or assigned by BRMA.

2.3       Reservation of Rights Not Granted. AT, with respect to the AT Technology, reserves all rights not specifically granted herein to BRMA, including the right to use the AT Technology and to enter into licenses and other agreements with Third Parties for the use and application of the AT Technology and Improvements thereto for recovery of Uranium Minerals and Minerals.

3.         Freedom from Liability for Patent Infringement.

3.1       BRMA Freedom from Liability for Infringement of AT Patents. BRMA, shall be free of liability with respect to any infringement or violation of the AT Patents on account of exercise by BRMA of the rights and licenses granted to BRMA by AT under Paragraph 2.1 and 2.2.

3.2       Release from Liability for Prior Acts. AT hereby completely releases BRMA, and Affiliates of BRMA, from liability under the AT Patents for any acts of BRMA, and Affiliates of BRMA, occurring prior to the Effective Date.

3.3       Liability for Infringement for AT Patents. BRMA shall be liable for infringement of AT Patents to the extent any party doing business with BRMA infringes or violates the AT Patents.

4.         License Fee.BRMA shall not be obligated to pay any license fee, operating fee, royalty or other compensation under this Agreement. AT acknowledges the receipt and sufficiency of the consideration for this license.

5.         Ownership of AT Technology.

5.1       AT shall have sole and exclusive ownership of the AT Technology (other than Improvements developed by or on behalf of BRMA as provided in paragraph 5.2).

5.2       Notwithstanding paragraph 5.1: (a) Improvements to the AT Technology may be developed by or on behalf of AT or BRMA after the Effective Date; (b) all Improvements to the AT Technology developed by or on behalf of AT, BRMA or MA prior to the Effective Date shall constitute AT Technology licensed to BRMA under this Agreement, and (c) each Party shall each have the sole and exclusive ownership of any Improvements to the AT Technology developed by or on behalf of such Party after the Effective Date. Each Party may obtain patent protection on any such Improvement developed by it during the term of this Agreement. Each Party shall not be obligated to pursue patent protection jointly with the other Party or to disclose to the other Party any Improvement developed by such Party. Employees, consultants and agents of each Party who conduct any work utilizing the Improvements developed by such Party shall not be obligated to assign intellectual property rights in such Improvements to the other Party.

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6.         Representations and Warranties/Indemnification/Notice of Claims.

6.1       Representations and Warranties of BRMA. BRMA represents and warrants to AT, as of the Effective Date and as of the date of execution of this Agreement, that:

(a)       it has the full right and authority to enter into this Agreement;

(b)       the execution, delivery and performance of this Agreement have been authorized by all necessary action on the part of BRMA; and

(c)       this Agreement is its valid and legally binding obligation and is enforceable in accordance with its terms.

6.2       Representations and Warranties of AT. AT represents and warrants to BRMA, as of the Effective Date and as of the date of execution of this Agreement, that:

(a)       the Ablation Process does not interfere with the intellectual property rights of any Third Party;

(b)       the Ablation Process has been developed solely and independently by AT or its members;

(c)       AT owns the full right, title and interest in the Ablation Process and such right, title and interest is not dependent upon a license or similar agreement with a Third Party;

(d)       the benefit of all intellectual property for the Ablation Process will be provided to BRMA in accordance with this Agreement;

(e)       there is currently no legal action, commenced or threatened, with respect to the intellectual property of AT, or the Ablation Process;

(f)       that it has disclosed to BRMA all material information with respect to the Ablation Process as it relates to BRMA’s use of the license and rights granted under this Agreement;

(g)       that the information on the Ablation Process which is detailed in patent applications 61/535,253 and 61/593,741 and United States Patent No. 8,646,705 B2 is materially true and correct, and that it represents the material intellectual property of the Ablation Process;

(h)       no litigation, arbitration, dispute or administrative proceedings have been commenced, are pending or, to its knowledge, threatened against AT;

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(i)       AT has not granted or created any lien or encumbrance over any of the intellectual property of the Ablation Process;

(j)       the patents described in Exhibit A are all of the patents and patent applications of AT or its Affiliates (including MA) covering the Ablation Process;

(k)       AT has the full right and authority to enter into this Agreement;

(l)       the execution, delivery and performance of this Agreement have been authorized by all necessary action on the part of AT; and

(m)       this Agreement is a valid and legally binding obligation of AT and is enforceable in accordance with its terms.

6.3       Release/Indemnification.

(a)       Each Party hereby agrees to defend, indemnify and otherwise hold harmless the other Parties and their Affiliates, and their respective directors, officers, employees and consultants, from and against any and all claims, liability, loss, damages, costs and expenses, including reasonable attorney fees, arising in any way from or relating in any way to the breach of this Agreement by the breaching Party.

6.4       Notice of Third Party Infringement. Each Party shall notify the other Party in writing of any actions by a Third Party of which such Party becomes aware which the notifying Party believes is infringing one or more of the AT Patents.

6.5       Notice of Third Party Infringement Claims and Prior Act. AT and BRMA shall promptly notify the other party in writing of any claim, action or suit for infringement of a patent asserted or sought against AT or BRMA, based on marketing or use of the AT Technology.

7.         Confidentiality.

7.1       Obligations of Confidentiality. Neither Party shall disclose the Confidential Information of any other Party to any Third Party without the prior written consent of the other Party.

7.2       Exceptions to Obligations. A Party shall be excepted from the obligations of confidentiality of Paragraph 7.1 with respect to Confidential Information of the other Party to the extent that the Confidential Information of the other Party:

(a)       is within the public domain, or enters the public domain through no fault or wrongful act of the Party; or

(b)       is provided to any Third Party under any license, sub-license or other agreement entered into by such Party in accordance with paragraph 2.1, 2.2 or 2.3; or

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(c)       was in the unrestricted possession of the Party prior to receipt of the information from the other Party, and such prior possession is evidenced by a writing existing prior to receipt from the other Party; or

(d)       is received from a Third Party not under an obligation of confidentiality to the other Party, but only to the extent permitted by the Third Party; or

(e)       is independently developed by employees of the Party having no access to the Confidential Information of the other Party for which exception is sought; or

(f)       is reasonably necessary to comply with a court order or an order from another competent legal tribunal, but only to the extent required to comply with the order and only after informing the other Party of the order and providing the other Party with an opportunity to obtain a protective order or other legal protection for the Confidential Information at issue; or

(g)       is disclosed to a Third Party by the other Party with no significant restrictions of further disclosure.

7.3       Duration of Obligations. The obligations of a Party under paragraph 7.1 with regard to any portion of Confidential Information of the other Party shall continue until one of the exceptions identified in Paragraph 7.2 applies to that portion of the Confidential Information or until expiration of five (5) years following the initial disclosure of that portion to the Party by the other Party, whichever occurs first.

7.4       Cessation of Confidential Disclosures. Each Party shall have a right to notify the other Party with at least 30 days advance written notice that the notifying Party desires to no longer receive Confidential Information from the other Party. The notice shall state the scope of Confidential Information to which the notice applies. If the notifying Party desires to not receive any further Confidential Information at all from the other Party, then the notice shall clearly state such a scope. If the notifying Party desires to not receive further Confidential Information only in a specific technical area, the notice shall clearly define the scope of the specific technical area. Any information within the scope of the notice provided by the other Party to the notifying Party after expiration of the notice period shall not be considered to be Confidential Information of the disclosing Party and shall not be covered by the obligations of confidentiality in this Agreement. After giving notice, the notifying Party may at any time withdraw the notice, in which case information thereafter provided to the notifying Party by the other Party will once again be considered as Confidential Information of the other Party.

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8.         Publicity.

8.1       Press Releases. With respect to each right and license under paragraph 2, the Parties agree to consult with each other from time to time and issue, as appropriate, mutually acceptable press releases concerning significant events concerning the rights and licenses, including the execution of this Agreement. Any such press release shall be in accordance with applicable laws and regulations and stock exchange rules. A Party shall be entitled to issue press releases required by laws, regulations and stock exchange rules applicable to its parent company.

9.         Term and Termination.

9.1       Term. The term of this Agreement and the license granted to BRMA herein shall be for a period of 25 years from the Effective Date; provided that nothing in this Agreement shall limit BRMA’s right to use any patented portion of the AT Technology that enters the public domain as a result of the expiration of any patent.

9.2       Termination by A Party. In the case of material breach, the non-breaching Party shall have the right to terminate this Agreement, by written notice specifying the breach or default, if the Party is in breach or default of a material provision of this Agreement, and fails to cure such breach or default within sixty (60) days of receipt of written notice of such breach or default, or fails to commence, within sixty (60) days of such written notice, a cure of any such breach or default which requires more than sixty (60) days to cure, or thereafter fails to diligently pursue such cure to completion. If, however, the Party alleged to be in breach or default notifies the other Party in writing that it disputes the asserted breach or default, any such termination shall not become effective unless the breaching Party fails to cure any such breach or default within sixty (60) days following the final resolution of such dispute. The breach or default by one Party in the performance of any of its material obligations shall not relieve the other Party of its obligation to perform under this Agreement, unless the non-breaching Party terminates this Agreement as provided in this paragraph 9.2.

10.         Miscellaneous.

10.1       Expiration of AT Patents. The provisions of this Agreement (including the license of rights under paragraphs 2.1 and 2.2) shall continue to survive to the extent necessary to effectuate the intent of the Parties until the license granted herein terminates 25 years from the Effective Date; provided, the license granted under paragraph 2.1 shall expire upon the expiration of the last to expire of the AT Patents. Notwithstanding the foregoing, upon the termination of the licenses granted herein, nothing shall prohibit or restrict a Party from using any technology that has entered the public domain or using or licensing any Improvement owned by such Party.

10.2       Assignment or Change in Control of AT or AT Technology. A change in control of a Party or merger of a Party with another Person shall not be an assignment for purposes of this paragraph. Any change in control of AT or merger of AT with another Person shall not terminate this Agreement or diminish any of BRMA’s rights under this Agreement. AT may not dispose of or encumber any interest in the intellectual property relating to the AT Technology or the Ablation Process with any Third Party unless such Third Party first enters into an agreement acknowledging the existence of this Agreement and agreeing to be bound by this Agreement.

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10.3       Relationship of the Parties. The Parties’ activities hereunder shall be conducted as independent contractors. No Party shall be an agent of any other Party for any purpose and this Agreement does not establish any type of agency, partnership or joint venture relationship or fiduciary relationship or duty of any kind or character between or among the Parties. Neither Party shall have any duty to the other Party arising from this Agreement, other than the duty of good faith and fair dealing inherent in any contract. Neither Party shall perform any acts to bind or to purport to bind the other Party in any way or to represent that the other Party is in any way responsible or liable for its acts, statements or omissions.

10.4       Notices. All notices, payments, reports and other communications provided for herein shall be in writing and delivered to the other Party sent by facsimile or electronic transmission or by a recognized courier at the respective address below, or such other address in the United States as a Party may hereafter specify in writing:

If to AT:	Ablation Technologies, LLC
PO Box 3023
Casper, Wyoming 82601
Attention: Managing Member
Fax: 307-265-1420
Email: davescriven@westernstatesmining.com

If to BRMA:	Black Range Minerals Ablation Holdings Inc.
Suite 9, 5 Centro Avenue
Subiaco, WA 6008 Australia
Attention: The Company Secretary
Fax: +61 8 9226 2027
Email: info@blackrangeminerals.com

All such notices and communications shall be effective (i) in the case of personal delivery, on the date of delivery; (ii) in the case of facsimile or other electronic transmission, on the day of transmission, provided in the case of facsimile transmission that the sender has received electronic confirmation of successful transmission; and (iii) in the case of courier delivery, on the first business day in the place of delivery following the day of delivery confirmed by the courier.

10.5       Modification. The Parties acknowledge and agree that this Agreement may only be modified by an instrument in writing, signed by duly authorized representatives of the Parties hereto.

10.6       Non-Waiver. Each Party agrees that any waiver by the other Party to enforce any right hereunder on any occasion shall not establish a basis for claiming a waiver of any right by the other Party on any subsequent occasion.

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10.7       Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties relating to the AT Technology and the AT Patents, and this Agreement supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating thereto.

10.8       Severability. Each Party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision shall be severed from this Agreement and the remainder of the provisions hereof shall continue in full force and effect; provided, if any provision contained in this Agreement is determined or held to be invalid or unenforceable because such provision is overly broad in duration, geographic scope, activity, subject or otherwise, such provisions shall be deemed amended by limiting such provision to the minimum extent necessary to make such provision valid and enforceable.

10.9       Controlling Law and Jurisdiction. This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Wyoming, U.S.A., without reference to conflict of laws principles. All disputes arising from or relating to this Agreement shall be within the exclusive jurisdiction of the state and/or federal courts located within the State of Wyoming and the Parties hereby consent to such exclusive jurisdiction and waive objections to venue therein; provided, however, that to the extent necessary in order to obtain an order or an injunction outside of the United States, the Parties hereby consent to jurisdiction for such a proceeding of appropriate courts or other tribunals located outside of the United States. To the extent that a state and/or federal court located within the State of Wyoming refuses to exercise jurisdiction hereunder, the Parties agree that jurisdiction shall be proper in any court in which jurisdiction may be obtained notwithstanding this Paragraph 10.9.

10.10       Survival of Release and Indemnification. The release and indemnification provisions of Paragraphs 3.2 and 6.3 shall survive termination of this Agreement or any portion thereof.

10.11       Mediation. In the event of any dispute between the Parties arising out, relating to or in connection with this Agreement, any Party may send the other Party a notice of dispute, which shall state the basis of the dispute. No later than 30 days from the date of the notice of dispute, the Parties shall submit the dispute to nonbinding mediation before a mediator from the Judicial Arbiter Group in Cheyenne, Wyoming. The mediation shall be conducted as soon as reasonably practicable thereafter in Cheyenne, Wyoming or such other location as the Parties may agree in writing. The fees of the mediator shall be split equally between the Parties, and the Parties otherwise shall bear their own costs and attorney’s fees in connection with the mediation. The obligation to mediate shall not bar a Party from commencing litigation, but the obligation to mediate shall be specifically enforceable in litigation.

10.12       Headings; Interpretation. The headings of the various paragraphs of this Agreement have been inserted for convenience only and shall not be deemed to be made a part of this Agreement. All references in this Agreement to sections, paragraphs, subsections and other subdivisions refer to paragraphs and other subdivisions of this Agreement, unless expressly provided otherwise. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of such subdivision and shall be disregarded in interpreting this Agreement. The word “or” is not exclusive, and the word “including” (or variations thereof) means “including without limitation.” Pronouns in the masculine, feminine and neuter gender shall be interpreted to include the plural, and words in plural form shall be interpreted to include the singular, unless the context otherwise requires. If any ambiguity or question of intent or interpretation of this Agreement arises, this Agreement shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party as a result of the authorship or drafting of any provision of this Agreement.

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Each Party acknowledges that the representative named below has the authority to execute this Agreement on behalf of the respective Party to form a legally binding contract and has caused this Agreement to be duly executed on its behalf.

Ablation Technologies LLC,
a Wyoming limited liability company

By:	/s/ David H. Scriven
Name:	David H. Scriven
Title:	Member

Black Range Minerals Ablation Holdings Inc,
a Colorado corporation

By:	/s/ Michael Haynes
Name:	Michael Haynes
Title:	President

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Exhibit A

to

TECHNOLOGY LICENSE AGREEMENT

by and between

ABLATION TECHNOLOGIES LLC

and

BLACK RANGE MINERAL ABLATION HOLDINGS INC.

AT Patents

1.	Patent application 61/535,253 entitled, devices, systems and methods for processing heterogeneous materials filed 15 September 2011

2.	Patent application 61/593,741 entitled methods for processing heterogeneous materials filed 1 February 2012

3.	United States Patent No. 8,646,705 B2 issued February 11, 2014